                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported) September 10, 1997


                         Commission File Number: 1-12546



                          PACIFIC GULF PROPERTIES INC.
             (Exact name of Registrant as specified in its Charter)


        MARYLAND                                      33-0577520
(State of Incorporation)                 (I.R.S. Employer Identification No.)


        4220 VON KARMAN, 2ND FLOOR, NEWPORT BEACH, CALIFORNIA, 92660-2002
          (Address of principal executive offices, including zip code)

                                  714-223-5000
              (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION OF ASSETS.

         Pacific Gulf Properties Inc. (the "Company") anticipates completing the following property acquisitions. Each of the properties is located within a region where the Company currently maintains a regional office:

         PROBABLE ACQUISITIONS

               CALIFORNIA COMMERCE PARKS PORTFOLIO

               On September 10, 1997, the Company entered into agreements to purchase the following four industrial properties (collectively referred to as the "California Commerce Parks Portfolio") for an estimated purchase price of $57,600,000:


                                                                   Leasable
               Property Name                     Location              Square Feet
               ------------------------          --------------        -----------
               Sacramento Business Park          Sacramento, CA           269,146
               Anaheim Business Park             Anaheim, CA              145,745
               Santa Clara Business Park         Santa Clara, CA          188,777
               Sunnyvale Business Park           Sunnyvale, CA            129,513
                                                                          -------
                                                                          733,181
                                                                          =======

               The Company contracted to acquire these four industrial properties from KIP Properties, a real estate investor. The Company plans to spend an aggregate of $2,130,000 in capital expenditures to rehabilitate these properties.

               BRADSHAW BUSINESS CENTRE

               On October 29, 1997, the Company executed a letter of intent to purchase a warehouse/distribution business center containing approximately 114,400 leasable square feet located in Sacramento, California (the "Bradshaw Business Centre"). The Company contracted to purchase Bradshaw Business Centre from Sammis Sacramento Associates, a real estate partnership, for a total cash consideration of $8,700,000. The Company plans to spend approximately $155,000 in capital expenditures to rehabilitate this property.

               HORN ROAD BUSINESS COMPLEX

               On October 30, 1997, the Company entered into an agreement to purchase a business complex consisting of 14 industrial buildings containing approximately 221,300 leasable square feet located in Sacramento, California (the "Horn Road Business Complex"). The Company contracted to purchase Horn Road Business Complex from JPI XI, LP, a California limited partnership controlled by Jackson Properties (an industrial developer), for a total cash consideration of $9,500,000. In connection with this acquisition, the Company is assuming an existing loan with an outstanding balance of $2,890,000 which is secured by this property. This loan bears interest at a fixed rate of 7.95% and matures in February 2006. The Company plans to spend approximately $210,000 in capital expenditures to rehabilitate this property.

               FULLERTON BUSINESS CENTER

               On December 10, 1997, the Company entered into an agreement to purchase a warehouse/ distribution business park consisting of 8 multi-tenant buildings containing approximately 110,900 leasable square feet located in Fullerton, California ("Fullerton Business Center"). The Company contracted to purchase Fullerton Business Center from Fullerton Business Center, 1976, a California limited partnership controlled by Meyer Asset Management (a real estate investment and asset management company), for a total cash consideration of $5,500,000. The Company plans to spend approximately $112,000 in capital expenditures to rehabilitate this property.

               NORWOOD INDUSTRIAL PARKS

               On December 10, 1997, the Company entered into an agreement to purchase a multi-tenant industrial parks consisting of four building containing approximately 168,300 leasable square feet located in Sacramento, California ("Norwood Industrial Parks"). The Company contracted to purchase Norwood Industrial Parks from PMRA III, a group trust controlled by PM Realty Advisors, a pension fund advisor, for a total cash consideration of $4,700,000. The Company plans to spend approximately $427,000 in capital expenditures to rehabilitate this property.

         The California Commerce Parks Portfolio, the Bradshaw Business Centre, the Horn Road Business Complex, the Fullerton Business Center and the Norwood Industrial Parks are collectively referred to herein as the "Probable Acquisitions."

         The Company anticipates completing these acquisitions with proceeds from an additional issuance of shares of Class A and B Senior Cumulative Convertible Preferred Stock which the Company remains obligated to issue prior to January 1, 1998, pursuant to certain agreements and borrowings under its $65,000,000 revolving line of credit or other capital transactions.

         All Probable Acquisitions remain subject to certain conditions to closing. Accordingly, there can be no assurance that the Probable Acquisitions will be consummated.

ITEM 5. OTHER INFORMATION.

         POSSIBLE ACQUISITIONS

         The Company has entered into agreements with Northwestern Mutual Life, a life insurance company, to acquire the properties listed below for an estimated purchase price of $23,500,000. The Company has not yet completed sufficient due diligence to determine the probability of these acquisitions and as a result has not included the effect of such acquisitions in the accompanying pro forma financial information.

                                                                      Leasable
         Property Name                Location                       Square Feet
         ------------------------     ------------------------       -----------
         Business Park Portfolio
            Business Park                 Anaheim, CA                   91,200
            Business Park                 Montebello, CA               143,391
            Business Park                 Cerritos, CA                 213,755
            Business Park                 Irvine, CA                   170,305
                                                                     ---------
                                                                       618,651
                                                                     =========

         ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS.

         (a)   See Index to Financial Statements attached hereto.

         (b)   Exhibits

               Acquisition Agreements

               10.1 Purchase and Sale Agreement between Pacific Gulf Properties Inc. and KIP Properties for the acquisition of the California Commerce Parks Portfolio.

               10.2 Purchase and Sale Agreement between Pacific Gulf Properties Inc. and Sammis Sacramento Associates for the acquisition of the Bradshaw Business Centre.

               10.3 Purchase and Sale Agreement and Escrow Instructions between Pacific Gulf Properties Inc. and Fullerton Business Center, 1976, a California limited partnership for the acquisition of the Fullerton Business Center.

               10.4 Agreement of Purchase and Sale and Joint Escrow Instructions between Pacific Gulf Properties Inc. and PMRA III, a group trust, for the acquisition of the Norwood Industrial Parks.

               10.5 Real Estate Purchase Contract between Pacific Gulf Properties Inc. and JPI XI, LP, a California limited partnership for the acquisition of the Horn Road Business Complex.

               23.1  Consent of Independent Auditors.

               99.1  Pacific Gulf Properties Inc. Press Release dated
                     December 11, 1997 announcing the adoption of a stockholder rights plan

               99.2 Form of Pacific Gulf Properties Inc. Press Release dated December __, 1997 announcing the change of the record date for the distribution of the rights under the stockholder rights plan to December 29, 1997

               99.3 Form of Letter to Stockholders regarding the adoption of a stockholder rights plan and transmitting a summary of the rights

               99.4  Summary of the Rights issued pursuant to the Rights
                     Agreement

               99.5 Rights Agreement, dated as of December 11, 1997, between Pacific Gulf Properties Inc. and Harris Trust Company of California, as Rights Agent (incorporated by reference to Pacific Gulf Properties Inc.'s registration statement on Form 8-A (commission file no. 1-12546) filed December 17, 1997)

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC GULF PROPERTIES INC.




/s/Donald G. Herrman
---------------------------------------
Donald G. Herrman
Executive Vice President,
Chief Financial Officer and Secretary



DATED: December 18, 1997

Other Exhibits

99.1 Pacific Gulf Properties Inc. Press Release dated December 11, 1997 announcing the adoption of a stockholder rights plan

99.2 Pacific Gulf Properties Inc. Press Release dated December 17, 1997 announcing the change of the record date for the distribution of the rights under the stockholder rights plan to December 29, 1997

99.3 Form of Letter to Stockholders regarding the adoption of a stockholder rights plan and transmitting a summary of the rights*

99.4      Summary of the Rights issued pursuant to the Rights Agreement*

99.5 Rights Agreement, dated as of December 11, 1997, between Pacific Gulf Properties Inc. and Harris Trust Company of California, as Rights Agent (incorporated by reference to Pacific Gulf Properties Inc.'s registration statement on Form 8-A (commission file no. 1-12546) filed December __, 1997)

---------------
* To be filed by amendment

                          PACIFIC GULF PROPERTIES INC.

                          INDEX TO FINANCIAL STATEMENTS


                                                                                           Page
                                                                                           ----

PRO FORMA FINANCIAL INFORMATION (UNAUDITED) ............................................    5

Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1997 ................    6

Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended
    September 30, 1997 .................................................................    7

Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31,
    1996 ...............................................................................    8

Notes to Pro Forma Condensed Consolidated Financial Statements .........................    9


CALIFORNIA COMMERCE PARKS PORTFOLIO

Report of Independent Auditors .........................................................   29

Combined Statement of Revenues and Certain Expenses for the Year Ended December 31, 1996
    and the Nine Months Ended September 30, 1997 (Unaudited) ...........................   30

Notes to Combined Statement of Revenues and Certain Expenses ...........................   31

                          PACIFIC GULF PROPERTIES INC.
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                               SEPTEMBER 30, 1997
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                          AS ADJUSTED
                                                            BEFORE
                              COMPANY                      PROBABLE        PROBABLE        COMPANY
                            HISTORICAL    ADJUSTMENTS     ACQUISITIONS   ACQUISITIONS     PRO FORMA
                           -----------    ------------    ------------   ------------     -----------
ASSETS
Real estate, net
   Operating properties     $ 486,922      $  58,000(A)      $ 544,922      $  86,000(F)   $ 630,922
   Properties under
      development              43,328             --            43,328             --         43,328
Cash and cash equivalents       1,258         22,958(B)         24,216        (22,685)(F)      1,531
Accounts receivable             2,501             --             2,501                         2,501
Other assets                   14,567            670(A)         15,237           (550)(F)     14,687
                            ---------      ---------         ---------      ---------      ---------
                            $ 548,576      $  81,628         $ 630,204         62,765      $ 692,969
                            =========      =========         =========      =========      =========

LIABILITIES AND
    SHAREHOLDERS' EQUITY
Loans payable               $ 211,638      $  45,840(C)      $ 257,478      $   2,890(F)   $ 260,368
Line of credit                 32,120          9,300(A)(B)          --         24,002(F)      24,002
                                             (41,420)(D)
Acquisition facility           33,625        (33,625)(C)            --             --             --
Accounts payable and
    accrued liabilities         8,711            292(A)          9,003            873(F)       9,876
Dividends payable               6,139             --             6,139             --          6,139
Convertible subordinated
    debentures                 12,652             --            12,652             --         12,652
                            ---------      ---------         ---------      ---------      ---------
Total liabilities             304,885        (19,613)          285,272         27,765        313,037

Minority interest in
    consolidated
    partnerships                8,465          2,869(A)         11,334             --         11,334

Shareholders' equity
    Preferred stock                 7              2(E)              9             18(G)          27
    Common shares                 143             48(E)            191             --            191
    Outstanding restricted
        stock                    (865)            --              (865)            --           (865)
    Additional paid-in
        capital               259,558         98,322(E)        357,880         34,982(G)     392,862
    Distributions in
        excess of earnings    (23,617)            --           (23,617)                      (23,617)
                            ---------      ---------         ---------      ---------      ---------
                              235,226         98,372(E)        333,598         35,000(G)     368,598
                            ---------      ---------         ---------      ---------      ---------
                            $ 548,576      $  81,628         $ 630,204      $  62,765      $ 692,969
                            =========      =========         =========      =========      =========


The accompanying notes are an integral part of the pro forma condensed consolidated financial statements.

                          PACIFIC GULF PROPERTIES INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                         AS ADJUSTED
                                                            BEFORE
                         COMPANY                           PROBABLE          PROBABLE         COMPANY
                        HISTORICAL       ADJUSTMENTS     ACQUISITIONS      ACQUISITIONS      PRO FORMA
                       ------------   ---------------    ------------     ------------     ------------

REVENUES
Rental income
    Industrial
        properties     $     24,850      $   9,633(H)      $  34,483       $  7,625(R)      $   42,108
    Multifamily
        properties           24,339          1,665(H)         26,004             --(R)          26,004
                       ------------      ---------         ---------       --------         ----------
                             49,189         11,298            60,487          7,625             68,112
EXPENSES
Rental property
    expenses
    Industrial
        properties            5,864          1,937(H)          7,801          2,819(R)          10,620
    Multifamily
        properties            9,421            583(H)         10,004             --(R)          10,004
                       ------------      ---------         ---------       --------         ----------
                             15,285          2,520            17,805          2,819             20,624

Depreciation                  8,073          2,447(I)         10,520          1,292(S)          11,812
Interest                     12,621          4,559(J)         14,614          1,548(T)          16,162
                                              (197)(K)
                                            (2,369)(L)
General and
    administrative            2,238             --             2,238             --              2,238
Minority interest in
    earnings of
    consolidated
    partnerships                114            507(M)            621             --                621
                       ------------      ---------         ---------       --------         ----------

NET INCOME (Y)               10,858          3,831            14,689          1,966             16,655
Preferred dividends
    requirements               (390)          (855)(N)        (1,245)        (2,277)(U)         (3,522)
                       ------------      ---------         ---------       --------         ----------

INCOME AVAILABLE TO
    COMMON
    SHAREHOLDERS       $     10,468          2,976         $  13,444      $    (311)      $     13,133
                       ============      =========         =========      =========       ============

WEIGHTED AVERAGE
    COMMON SHARES
    OUTSTANDING (W)      12,843,805                                                         19,025,283
                       ============                                                       ============

NET INCOME PER COMMON
    SHARE (Y)          $       0.82                                                       $       0.69
                       ============                                                       ============


The accompanying notes are an integral part of the pro forma financial statements.

                          PACIFIC GULF PROPERTIES INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                               AS ADJUSTED
                                                                 BEFORE
                               COMPANY                          PROBABLE         PROBABLE          COMPANY
                              HISTORICAL     ADJUSTMENTS      ACQUISITIONS     ACQUISITIONS       PRO FORMA
                             -----------     -----------      ------------     ------------      ------------
REVENUES
Rental income
    Industrial properties    $     20,783   $   22,683(H)     $   43,466       $   9,832(R)      $     53,298
    Multifamily properties         29,104        4,470(H)         33,574              --(R)            33,574
                             ------------   ----------        ----------       ---------         ------------
                                   49,887       27,153            77,040           9,832               86,872
EXPENSES
Rental property expenses
    Industrial properties           5,308        5,124(H)         10,432           3,829(R)            14,261
    Multifamily properties         11,554        1,885(H)         13,439              --(R)            13,439
                             ------------   ----------        ----------       ---------         ------------
                                   16,862        7,009            23,871           3,829               27,700

Depreciation                        8,236        5,240(O)         13,476           1,720(S)            15,196
Interest                           18,411         (648)(K)        21,267           2,063(T)            23,330
                                                 3,158(L)
                                                10,554(P)
                                                (3,892)(Q)
General and administrative          2,974           --             2,974              --                2,974
Minority interest in
    earnings in
    consolidated
    partnerships                       --          676(M)            676              --                  676
                             ------------   ----------        ----------       ---------         ------------

NET INCOME(V)(X)                    3,404       11,372            14,776           2,220               16,996

Preferred dividends
    requirements                       --       (1,659)(N)        (1,659)         (3,038)(U)           (4,697)
                             ------------   ----------        ----------       ---------         ------------

INCOME AVAILABLE TO COMMON
    SHAREHOLDERS
                             $      3,404   $    9,713        $   13,117       $    (818)        $     12,299
                             ============   ==========        ==========       =========         ============

WEIGHTED AVERAGE COMMON
    SHARES OUTSTANDING(W)       6,340,748                                                          18,954,225
                             ============                                                        ============

NET INCOME PER COMMON
    SHARE (V)(X)             $       0.54                                                        $       0.65
                             ============                                                        ============


The accompanying notes are an integral part of the pro forma financial statements.

                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE 1 - BASIS OF PRESENTATION

Pacific Gulf Properties Inc. (the "Company") was formed in 1993 and completed its initial public offering in February 1994.

The Company anticipates purchasing the following industrial properties which are collectively referred to as the "Probable Acquisitions": (i) a portfolio of four properties containing approximately 733,181 square feet of industrial space located in California ("California Commerce Parks Portfolio"); (ii) a warehouse/distribution business center containing approximately 114,400 leasable square feet located in Sacramento, California ("Bradshaw Business Center");
(iii) a business complex consisting of 14 industrial buildings containing approximately 221,300 leasable square feet located in Sacramento, California ("Horn Road Business Complex"); (iv) a warehouse/distribution business park consisting of eight multi-tenant buildings containing approximately 110,900 leasable square feet located in Fullerton, California ("Fullerton Business Center"); and (v) two multi-tenant industrial parks consisting of four buildings containing approximately 168,300 leasable square feet located in Sacramento, California (Norwood Industrial Parks"). The Company anticipates completing the purchase of the Probable Acquisitions with proceeds from the issuance of additional shares of Class A and Class B Senior Cumulative Convertible Preferred Stock which the Company is obligated to issue prior to January 1, 1998 pursuant to certain agreements and borrowings under its $65,000,000 revolving line of credit or other capital transactions.

The pro forma consolidated financial statements of the Company have been adjusted to reflect the effect of purchasing the Probable Acquisitions. Further, the pro forma consolidated financial statements have also been adjusted to reflect the effect of certain transactions which the Company completed or will complete subsequent to September 30, 1997 as if those transactions occurred as of the beginning of the periods indicated.

Pro Forma Consolidated Balance Sheet

The Company's pro forma condensed consolidated balance sheet, presented as of September 30, 1997, is based on the unaudited historical financial statements of the Company included in the Company's Quarterly Report on Form 10-Q, and has been adjusted to reflect the following transactions completed subsequent to September 30, 1997:

(i) the acquisition in October 1997 of a controlling general partner interest in PGP Northern Industrial, LP, a California limited partnership to which the previous owners contributed two industrial properties containing approximately 500,739 leasable square feet ("Eden Plaza/Eden Industrial");

                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)
                (IN THOUSANDS, EXCEPT PER SHARE DATA)(continued)


NOTE 1 - BASIS OF PRESENTATION (continued)

(ii) the borrowings in October 1997 under the Company's revolving line of credit to complete the purchase of Eden Plaza/Eden Industrial and to repay a maturing loan payable and the borrowings under the Company's $35,000 credit facility established with a bank for acquisition purposes (the "Acquisition Facility") to pay certain pre-acquisition costs related to a portfolio of industrial properties containing an aggregate of 843,215 leasable square feet located in California and Las Vegas, Nevada (the "Industrial Portfolio Acquisition Properties") (see also the Company's Current Report on Form 8-K/A dated November 21, 1997);

(iii) the issuance in November 1997 of 4,776,300 shares of the Company's Common Stock, including 526,300 shares of Common Stock pursuant to the exercise of an overallotment option granted to the underwriter (the "November 1997 Common Stock Offering"); and

(iv) the acquisition of the four Industrial Portfolio Acquisition Properties, three of which were acquired in December 1997.

The pro forma condensed consolidated balance sheet of the Company as of September 30, 1997 has been further adjusted to reflect the pro forma effect of purchasing the Probable Acquisitions as if such purchases had occurred on September 30, 1997.

Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 1996

The pro forma condensed consolidated statement of operations of the Company for the year ended December 31, 1996 is based on the historical financial statements of the Company and has been adjusted to reflect the effect of the following transactions completed by the Company within the periods reported herein or subsequent to September 30, 1997, as if these transactions had occurred as of the beginning of the period:

(i) the purchase in March 1996 of an industrial property containing approximately 189,000 leasable square feet located in Garden Grove, California (the "Pacific Gulf Business Park");

(ii) the purchase in June and July 1996 of nine industrial properties containing approximately 1,400,000 leasable square feet located in California (the "1996 Industrial Acquisitions") utilizing proceeds from a public offering of 2,435,481 shares of the Company's Common Stock consummated in May 1996 (the "May 1996 Common Stock Offering");

(iii) the completion of the May 1996 Common Stock Offering and the application of net proceeds thereof as more fully described in a Prospectus Supplement filed with the Securities and Exchange Commission;

                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)
                (IN THOUSANDS, EXCEPT PER SHARE DATA)(continued)


NOTE 1 - BASIS OF PRESENTATION (continued)

(iv) the sale of a 14.3-acre parcel and an industrial building containing approximately 56,000 leasable square feet in August 1996 to an existing tenant at the Company's Baldwin Industrial Park property pursuant to purchase options contained in the existing tenant's lease (the "Tenant Sale");

(v) the exchange in December 1996 of $42,069 aggregate principal amount of the Company's 8.375% Convertible Subordinated Debentures due 2001 (the "Debentures") for 2,440,002 shares of the Company's Common Stock pursuant to a tender offer to exchange such Debentures as more fully described in a registration statement filed with the Securities and Exchange Commission (the "Debenture-for-Stock Exchange");

(vi) the acquisition of two additional properties in late 1996: (a) an industrial property containing approximately 186,000 square feet located in San Diego, California in October 1996 (Miramar Business Park), and
        (b) a 165-unit multifamily community located in Ontario, California (Raintree Apartments) in November 1996 (collectively, the "Other 1996 Acquisitions");

(vii) the purchase in January and February 1997 of three warehouse/distribution facilities containing an aggregate of 521,000 leasable square feet located in Washington and California ("1997 Industrial Acquisitions") with proceeds from a public offering of 2,300,000 shares of the Company's Common Stock consummated in January 1997 (the "January 1997 Common Stock Offering");

(viii) the completion of the January 1997 Common Stock Offering and the application of net proceeds thereof as more fully described in a Prospectus Supplement filed with the Securities and Exchange Commission;

(ix) the purchase of a warehouse/distribution facility in March 1997 containing approximately 570,000 leasable square feet located in Woodland, California ("Woodland Distribution Center");

(x) the repayment in April 1997 of certain indebtedness totaling $7,000 with proceeds from the issuance of 270,270 shares of Class A Senior Cumulative Convertible Preferred Stock (the "Class A Preferred Stock");

                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)
                (IN THOUSANDS, EXCEPT PER SHARE DATA)(continued)


NOTE 1 - BASIS OF PRESENTATION (continued)

(xi) the purchase of the following properties utilizing proceeds from a public offering of 2,131,700 shares of the Company's Common Stock consummated in June 1997 (the "June 1997 Common Stock Offering"): (a) Algona Distribution Center, a warehouse/distribution facility containing approximately 250,000 leasable square feet located in Algona, Washington purchased for redevelopment purposes in January 1997; (b) a 12.8-acre land parcel located in Lake Forest, California purchased in May 1997, currently being developed as a multi-tenant industrial complex that will contain approximately 203,500 leasable square feet (the "Lake Forest Land Parcel"); (c) a 17.1-acre land parcel located within the Spectrum master-planned business community located in Irvine, California, currently being developed as a warehouse/distribution business park that will contain approximately 235,000 leasable square feet (the "Pacific Gulf Spectrum Land"); (d) a warehouse/ distribution center purchased in August 1997 containing approximately 360,000 leasable square feet of industrial space which the Company redeveloped for multi-tenant use (the "Vons Distribution Center" which together with the "Algona Distribution Center," the "Lake Forest Land Parcel," and the "Pacific Gulf Spectrum Land" are collectively referred to as the "Properties Under Development"); and (e) a controlling general partner interest in two partnerships that own two "active senior" apartment communities consisting of 551 apartment units located in Escondido, California (the "Senior Apartments");

(xii) the completion of the June 1997 Common Stock Offering and the application of the net proceeds thereof as more fully described in a Prospectus Supplement filed with the Securities and Exchange Commission;

(xiii) the purchase in July 1997 of an industrial portfolio of five industrial properties containing approximately 1,532,000 leasable square feet located in California (the "AEW/Lincoln Properties") utilizing borrowings under the Acquisition Facility and proceeds from the issuance of 470,588 shares of Class B Senior Cumulative Convertible Preferred Stock (the "Class B Preferred Stock");

(xiv) the purchase in September 1997 of an industrial park containing approximately 142,000 leasable square feet located in Concord, California (the "Concord Industrial Park");

(xv) the purchase in October 1997 of a controlling general partner interest in the partnership that owns Eden Plaza/Eden Industrial Park;

(xvi) the borrowings in October 1997 under the Company's revolving line of credit to repay a maturing loan payable and the borrowings under the Acquisition Facility to pay certain preacquisition costs (primarily refundable deposits) of the Industrial Portfolio Acquisition Properties;

                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)
                (IN THOUSANDS, EXCEPT PER SHARE DATA)(continued)


NOTE 1 - BASIS OF PRESENTATION (continued)

(xvii) the repayment in October 1997 of outstanding balances under the Acquisition Facility with proceeds from a $34,000,000 term loan;

(xviii) The issuance in October 1997 of an additional 235,294 shares of Class B
        Preferred Stock;

(xix) the completion of the November 1997 Common Stock Offering and the application of the net proceeds thereof as more fully described in a Prospectus Supplement filed with the Securities and Exchange Commission; and

(xx) the purchase of Industrial Portfolio Acquisition Properties as more fully described in the Company's Current Report on Form 8-K/A filed with the Securities and Exchange Commission on November 21, 1997.

The pro forma condensed consolidated financial statements of the Company for the year ended December 31, 1996 has been further adjusted to reflect the pro forma effect of purchasing the Probable Acquisitions as if such purchases had occurred as of the beginning of the period.

Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 1997

The pro forma condensed consolidated statement of operations of the Company for the nine months ended September 30, 1997 is based on the unaudited historical financial statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, and has been adjusted to reflect the effect of the following transactions completed by the Company during the periods reported herein or subsequent to September 30, 1997, as if the transactions had occurred as of the beginning of the period:

(i)     the purchase in January and February 1997 of the 1997 Industrial
        Acquisitions;

(ii) the completion of the January 1997 Common Stock Offering and the application of net proceeds thereof as more fully described in a Prospectus Supplement filed with the Securities and Exchange Commission;

(iii)   the purchase in March 1997 of the Woodland Distribution Center;

(iv) the repayment of certain indebtedness totaling $7,000 in April 1997 with proceeds from the issuance of 270,270 shares of Class A Preferred Stock;

(v) the purchase of the Properties Under Development and the Senior Apartments completed by the Company during the second quarter of 1997 and June 1997, respectively;

                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)
                (IN THOUSANDS, EXCEPT PER SHARE DATA)(continued)



NOTE 1 - BASIS OF PRESENTATION (continued)

(vi) the completion of the June 1997 Common Stock Offering and the application of net proceeds thereof as more fully described in a Prospectus Supplement filed with the Securities and Exchange Commission;

(vii) the purchase in July 1997 of the AEW/Lincoln Properties with funds from borrowings under the Acquisition Facility and the issuance of 470,288 shares of Class B Preferred Stock;

(viii)  the purchase in September 1997 of the Concord Business Center;

(ix) the purchase in October 1997 of a controlling general partner interest in the partnership that owns the Eden Plaza/Eden Industrial Park Properties;

(x) the borrowings in October 1997 under the Company's revolving line of credit to repay a maturing loan payable and the borrowings under the Acquisition Facility to pay certain preacquisition costs (primarily refundable deposits) of the Industrial Portfolio Acquisition Properties;

(xi) the repayment in October 1997 of outstanding balances under the Acquisition Facility with proceeds from a $34,000,000 term loan;

(xii) the issuance in October 1997 of an additional 235,294 shares of Class B Preferred Stock;

(xiii) the completion of the November 1997 Common Stock Offering and the application of the net proceeds thereof as more fully described in a Prospectus Supplement filed with the Securities and Exchange Commission; and

(xiv) the purchase of Industrial Portfolio Acquisition Properties as more fully described in the Company's Current Report on Form 8-K/A filed with the Securities and Exchange Commission on November 21, 1997.

The pro forma condensed consolidated financial statements of the Company for the nine months ended September 30, 1997 have been further adjusted to reflect the pro forma effect of purchasing the Probable Acquisitions as if such purchase had occurred as of the beginning of the periods presented.

                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)
                (IN THOUSANDS, EXCEPT PER SHARE DATA)(continued)


NOTE 1 - BASIS OF PRESENTATION (continued)

The pro forma condensed consolidated financial statements of the Company are not necessarily indicative of what the Company's financial position or results of operations would have been assuming the completion of the described transactions as of the beginning of the periods indicated, nor does it purport to project the Company's financial position or results of operations at any future date or for any future period. In addition, the historical operating results for the nine months ended September 30,1997 are not necessarily indicative of the results to be obtained by the Company for the year ending December 31, 1997. The following pro forma information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and all of the financial statements and notes thereto contained in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30,1997, the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

NOTE 2 - PRO FORMA ADJUSTMENTS

(A) Includes the following purchases by the Company totaling $58,000 which occurred or will occur subsequent to September 30, 1997:

        (i) Purchase of a controlling general partner interest in PGP Northern Industrial, L.P., a California limited partnership (the "Partnership") that owns the Eden Plaza/Eden Industrial Properties. The properties were contributed to the Partnership by the previous owners at an agreed-upon value of $19,000 subject to approximately $15,641 of existing indebtedness and $154 of security deposits. In connection with the Eden Plaza/Eden Industrial transaction, the Company became the sole general partner in the Partnership with an ownership interest of 63% in exchange for its cash contribution of $3,977. The previous owners became limited partners in the Partnership and received approximately 144,016 limited partnership units in exchange for their $2,869 minority equity interest. Proceeds for the Company's acquisition were borrowed under the Company's revolving line of credit ($3,977) and then contributed to the Partnership to reduce the properties' existing indebtedness balance from $15,641 to $12,000 and pay certain closing and other costs. Capitalizable financing costs totaling $120 were incurred in connection with such refinancing.

                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)
                (IN THOUSANDS, EXCEPT PER SHARE DATA)(continued)


NOTE 2 - PRO FORMA ADJUSTMENTS (continued)

        (ii) Purchase of the Industrial Portfolio Acquisition Properties as follows:

                                     Date of                       Leasable     Purchase
Property Name                      Acquisition     Location       Square Feet    Price
------------------------------------------------   -------------  -----------   --------
Industrial Portfolio Acquisition Properties
   Tower Park                       December 1997  Anaheim, CA      205,238     $ 8,900
   611 Cerritos                     December 1997  Fullerton, CA    202,551       6,100
   Acacia Business Center           December 1997  Anaheim, CA      129,426       9,900
   Valley View Business Center      Pending        Las Vegas, NV    300,000      14,100
                                                                    -------     -------
                                                                    837,219     $39,000
                                                                    =======     =======

The Company has completed or anticipates completing these purchases with proceeds from the November 1997 Common Stock Offering (see Note E). In connection with these purchases, the Company will assume a $4,448 existing loan encumbering the Valley View Business Center property. In addition, the Company received credit through escrow for the assumption of tenant security deposits related to these properties totaling approximately $138. The purchases which are currently pending remain subject to certain conditions to closing, thus, there can be no assurance that these purchases will be consummated.

In addition to the above acquisitions, the Company paid $550 of pre-acquisition costs related to the purchase of the Probable Acquisitions.

(B) Includes the effect of the following transactions:

        (i) Net proceeds of $6,620 remaining from the November 1997 Common Offering (see Note E) after the purchase of the Industrial Portfolio Acquisition Properties and the repayment of outstanding balances under the Company's revolving line of credit and the Acquisition Facility.

        (ii) $10,368 of proceeds resulting from the issuance of 526,300 shares of $.01 par value Common Stock at $20.75 per share (net of underwriting discounts and commission and offering costs) pursuant to the exercise of an overallotment option granted to the underwriter under the November 1997 Common Stock Offering;

        (iii) $5,000 of net proceeds resulting from the issuance of 235,294 shares of $.01 par value Class B Preferred Stock at $21.25 per share in October 1997 (see Note N);

                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)
                (IN THOUSANDS, EXCEPT PER SHARE DATA)(continued)


NOTE 2 - PRO FORMA ADJUSTMENTS (continued)

        (iv) $375 in proceeds remaining after from the repayment of outstanding balances under the Company's Acquisition Facility ($33,625) from borrowings under new loan payable which bears interest at a fixed rate of 7.11% and matures in ten years ($34,000 - Note C);

        (v) $715 in net proceeds remaining after the repayment of a maturing loan payable ($4,608) with borrowings under the Company's line of credit ($5,323);

        (vi) Payment of $120 for capitalizable financing costs related to the refinancing of indebtedness encumbering the Eden Plaza/Eden Industrial properties (see Note A above)

 (C) Includes the following loans payable transactions completed subsequent to September 30, 1997:

        (i) Assumption of $12,000 existing mortgage loan payable encumbering the Eden Plaza/Eden Industrial properties (see Note A).

        (ii) Borrowings under a $34,000 new loan obtained by the Company in October 1997 for the purpose of repaying outstanding balances under the Company's Acquisition Facility. The loan bears interest at a fixed rate of 7.11% and matures in ten years.

        (iii) Assumption of a $4,448 existing loan related to the purchase of the Industrial Portfolio Acquisition Properties (see Note A).

        (iv) Repayment of a $4,608 maturing loan payable with borrowings under the Company's revolving line of credit.

(D) Repayment of the Company's revolving line of credit with net proceeds from the November 1997 Common Stock Offering ($41,420).

                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)
                (IN THOUSANDS, EXCEPT PER SHARE DATA)(continued)


NOTE 2 - PRO FORMA ADJUSTMENTS (continued)

(E) Includes the following capital transactions completed by the Company subsequent to September 30, 1997:

        (i) Issuance of 4,250,000 shares of $.01 par value Common Stock at $20.75 per share as part of the November 1997 Common Stock Offering, net of underwriting discounts and commissions and offering costs ($83,004);

        (ii) Issuance of 576,300 shares of $.01 par value Common Stock at $20.75 per share pursuant to the exercise of an overallotment option granted to the underwriter under the November 1997 Common Stock Offering, net of underwriting discounts and commissions and offering costs ($10,368);

        (iii) Issuance of 235,294 shares of $.01 par value Class B Preferred Stock at $21.25 per share in October 1997 ($5,000).

(F) Purchase of the Probable Acquisitions currently under contract:

                                                           Leasable
Property Name                         Location            Square Feet    Purchase Price
---------------------------------------------------------------------------------------

California Commerce Parks Portfolio                                       $ 57,600
   Sacramento Business Park           Sacramento, CA       269,146
   Anaheim Business Park              Anaheim, CA          145,745
   Santa Clara Business Park          Santa Clara, CA      188,777
   Sunnyvale Business Park            Sunnyvale, CA        129,513

Bradshaw Business Centre              Sacramento, CA       114,400           8,700
Horn Road Business Complex            Sacramento, CA       221,300           9,500
Fullerton Business Center             Fullerton, CA        110,900           5,500
Norwood Industrial Parks              Sacramento, CA       168,300           4,700
                                                         ---------        ---------
                                                         1,348,081        $ 86,000
                                                         =========        =========

        The Company completed or anticipates completing the purchase of the Probable Acquisitions with proceeds from additional issuances of shares of Class A and Class B Preferred Stock ($35,000), the assumption of an existing loan encumbering the Horn Road Business Complex property ($2,890), borrowings under its $65,000 revolving line of credit ($24,002), certain preacquisition costs ($550) and available cash ($22,685). The existing loan encumbering the Horn Road Business Complex property bears interest at a fixed rate of 7.95% and matures in February 2006. In addition, the Company will receive credits through escrow for the assumption of tenant security deposits related to these properties totaling $873.

                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)
                (IN THOUSANDS, EXCEPT PER SHARE DATA)(continued)


NOTE 2 - PRO FORMA ADJUSTMENTS (continued)

        The Probable Acquisitions remain subject to certain conditions to closing, thus, there can be no assurance that these acquisitions will be consummated.

(G) Issuance of 1,081,081 shares of $.01 par value Class A Preferred Stock at $18.50 per share ($20,000) and 705,882 shares of $.01 par value Class B Preferred Stock at $21.25 per share ($15,000), which the Company remains obligated to issue prior to January 1, 1998 pursuant to certain agreements entered during 1997.

(H) Revenues and certain expenses of the following properties acquired by the Company in 1996 and 1997 for the period prior to their acquisition (adjusted to reflect increased property taxes based on the properties' acquisition cost and current property tax rates):

                                                     For the Nine Months Ended September 30, 1997
                 -------------------------------------------------------------------------------------------------------------------
                                                                                                        Industrial
                        1997         Woodland                                  Concord                   Portfolio
                     Industrial    Distribution    Senior     AEW/Lincoln    Industrial    Eden Plaza/   Acquisition     Total
                    Acquisitions     Center     Apartments    Properties        Park    Eden Industrial  Properties
                 ------------------------------------------------------------------------------------------------------------------

Rental Income
  Industrial
    Properties        $   183       $    60       $    --       $ 3,753       $   797       $ 1,745       $ 3,095       $ 9,633
  Multifamily
    Properties             --            --         1,665            --            --            --            --         1,665
                      -------       -------       -------       -------       -------       -------       -------       -------
                          183            60         1,665         3,753           797         1,790         3,095        11,298
Rental Property
  Expenses
  Industrial
    Properties             59            27            --           737           129           413           578         1,937
  Multifamily
    Properties             --            --           583            --            --            --            --           583
                      -------       -------       -------       -------       -------       -------       -------       -------
                           59            27           583           737           129           413           578         2,520

                      $   124       $    33       $ 1,082       $ 3,016       $   668       $ 1,332       $ 2,517       $ 8,778
                      =======       =======       =======       =======       =======       =======       =======       =======


                                                 For the Year Ended December 31, 1996
                ---------------------------------------------------------------------------------------------------------
                   Pacific
                     Gulf          1996         Other        1997        Woodland                    AEW/        Concord
                   Business     Industrial      1996       Industrial  Distribution    Senior      Lincoln     Industrial
                     Park      Acquisitions  Acquisitions Acquisitions    Center     Apartments  Properties       Park
                -------------  ------------  ------------ ------------   ---------   ----------  ----------    ----------

Rental Income
   Industrial
     Properties     $  195      $  3,217      $  1,228      $  2,703      $ 1,432     $    --      $  6,811     $  1,020
   Multifamily
     Properties         --            --           918            --          --         3,552          --           --
                    ------      --------      --------      --------      -------     --------     --------     --------
                       195         3,217         2,146         2,703        1,432        3,522        6,811        1,020
Rental Property
   Expenses
   Industrial           72           809           455           864          160          --         1,332          174
     Properties
   Multifamily
     Properties         --            --           542            --          --         1,343          --           --
                    ------      --------      --------      --------      -------     --------     --------     --------
                        72           809           997           864          160        1,343        1,332        2,174

                    $  123      $  2,408      $  1,149      $  1,839      $ 1,272     $  2,209     $  5,479     $    846
                    ======      ========      ========      ========      =======     ========     ========     ========

















                       For the Year Ended December 31, 1996
                -------------------------------------------------
                   Eden        Industrial
                   Plaza/       Portfolio
                    Eden       Acquisition     Tenant
                  Industrial    Properties      Sale        Total
                  ----------   ------------   ---------     ------

Rental Income
   Industrial
     Properties    $  2,397     $  4,371      $   (691)    $ 22,683
   Multifamily
     Properties          --           --            --        4,470
                   --------     --------      --------     --------
                      2,397        4,371          (691)      27,153
Rental Property
   Expenses
   Industrial
     Properties         546          744           (32)       5,124
   Multifamily
     Properties          --           --            --        1,885
                   --------     --------      --------     --------
                        546          744           (32)       7,009
                   $  1,851     $  3,627      $    659     $ 20,144
                   ========     ========      ========     ========


                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)
                (IN THOUSANDS, EXCEPT PER SHARE DATA)(continued)


NOTE 2 - PRO FORMA ADJUSTMENTS (continued)\

(I) Depreciation expense of $2,447 during the nine months ended September 30, 1997 relating to the purchase of the 1997 Industrial Acquisitions, Woodland Distribution Center, the Senior Apartments, the AEW/Lincoln Properties, Concord Industrial Park, Eden Plaza/Eden Industrial and the Industrial Portfolio Acquisition Properties. The depreciation expense relative to the purchase of these properties for the period prior to their acquisition was calculated utilizing estimated remaining useful lives of 40 years and the depreciable basis of the properties as follows:

                                                 Purchase   Depreciable  Depreciation
 Property Name                                    Price        Basis       Expense
 --------------------------------------------    ---------   ----------   ------------
 1997 Industrial Acquisitions
     Algona Warehouse                             $ 9,450      $ 7,640      $    11
     Harbor Business Park/Harbor Warner
       Business Park                               14,600       12,160           22
 Woodland Distribution Center                      12,875       10,923           46
 Senior Apartments
     Terrace Gardens Apartments                    10,000        7,950           91
     Morning View Terrace Apartments               15,000       10,109          116
 AEW/Lincoln Properties                            67,308       53,512          966
 Concord Industrial Park                            7,645        6,051          135
 Eden Plaza/Eden Industrial                        19,000       15,200          380
 Industrial Portfolio Acquisition Properties
     Tower Park                                     8,900        7,120          178
     611 Cerritos                                   6,100        4,880           92
     Acacia Business Center                         9,900        7,920          198
     Valley View Business Center                   14,100       11,280          212
                                                                            -------
                                                                            $ 2,447
                                                                            =======

                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)
                (IN THOUSANDS, EXCEPT PER SHARE DATA)(continued)


NOTE 2 - PRO FORMA ADJUSTMENTS (continued)

(J) Interest expense of $4,559 relating to the purchase of Woodland Distribution Center, the Senior Apartments, the AEW/Lincoln Properties, Concord Industrial Park and Eden Plaza/Eden Industrial and the Industrial Portfolio Acquisition Properties. The interest expense associated with the borrowings used to finance the purchase of these properties for the period prior to these acquisitions is based on the actual interest rate on the related debt, as follows:

                                                                            Pro Forma
                                                                Interest    Interest
Property Name                                      Debt           Rate       Expense
---------------------------------------------   -----------   ----------   -----------
Woodland Distribution Center
         Revolving line of credit                $12,483         8.50%      $   177
Senior Apartments
     Terrace Garden Apartments
        Loan payable                               8,100         6.60%          245
     Morning View Terrace Apartments
        Loan payable                              11,000         6.60%          333
AEW/Lincoln Properties
         Revolving line of credit                 12,000         7.25%          471
         Acquisition Facility                     41,625         7.50%        1,691
Concord Industrial Park
         Loan payable                              4,625         8.50%          262
         Revolving line of credit                  2,870         9.00%          172
Eden Plaza/Eden Industrial
         Loan payable                             12,000         7.05%          635
         Revolving line of credit                  3,977         7.63%          227
Industrial Portfolio Acquisition Properties
         Loan Payable                              4,448         8.38%          279
Amortization of financing costs                                                  67
                                                                            -------
                                                                            $ 4,559
                                                                            =======

(K) Represents the net decrease in interest expense resulting from the debt repayments and refinancings completed by the Company in October 1997, prior to the November 1997 Common Stock Offering.

                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)
                (IN THOUSANDS, EXCEPT PER SHARE DATA)(continued)


NOTE 2 - PRO FORMA ADJUSTMENTS (continued)

(L) Represents interest savings associated with the repayment of outstanding balances on the Company's revolving line of credit ($41,420), including October 1997 borrowings ($9,300) bearing interest at 7.625% (the effective rate on the line) with net proceeds from the November 1997 Common Stock Offering.

(M) Represents minority equity interest in earnings of the two partnerships that own the Senior Apartments and the Partnership that owns the Eden Plaza/Eden Industrial properties. Profits and losses are allocated between the Company and the limited partners based on the relative balances of their respective capital accounts. In connection with these partnerships which are controlled by the Company, the limited partners are entitled to cash distributions on their limited partnership units to the extent of available cash flow up to an amount on each unit equal to the dividend payable on the Company's Common Stock.

(N) Represents the preferred stock dividend requirements of $0.425 per share per quarter related to 270,270 shares of Class A Preferred Stock issued by the Company in April 1997, 470,588 shares of Class B Preferred Stock issued in July 1997 and 235,294 shares of Class B Preferred Stock issued in October 1997.

        The 270,270 shares of $.01 par value Class A Preferred Stock were issued pursuant to an agreement to issue up to 1,351,351 shares executed by the Company on December 31, 1996. The 705,882 shares of $.01 par value Class B Preferred Stock were issued pursuant to an agreement to issue up to 1,411,765 shares executed by the Company in May 1997. Pursuant to the agreements entered by the Company, the Class A Preferred Stock, which will be issued in up to three installments prior to January 1, 1998 at a price of $18.50 per share and the Class B Preferred Stock shares which will be issued in up to three separate issuances prior to January 1, 1998 at $21.25 per share, are redeemable by the Company in whole or part, five years from the date of issuance and are convertible into shares of Common Stock, at any time, at the option of the holders based on an initial conversion ratio of one-to-one, subject to adjustment under certain circumstances.

                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)
                (IN THOUSANDS, EXCEPT PER SHARE DATA)(continued)


NOTE 2 - PRO FORMA ADJUSTMENTS (continued)

(O) Depreciation expense of $5,240 relating to the following properties acquired by the Company: Pacific Gulf Business Park, the 1996 Industrial Acquisitions, the Other 1996 Acquisitions, the 1997 Industrial Acquisitions, Woodland Distribution Center, the Senior Apartments, the AEW/Lincoln Properties, Concord Industrial Park and Eden Plaza/Eden Industrial, the Industrial Portfolio Acquisition Properties and Woodland Distribution Center II, net of $328 depreciation reduction from the Tenant Sale (the actual depreciation relating to the Tenant Sale during the year ended December 31, 1996). The depreciation expense relating to these properties, for the period prior to their purchase, was computed utilizing the estimated remaining useful lives and depreciable basis of the properties follows:

                                             Purchase     Depreciable   Depreciation
 Property Name                                Price          Basis        Expense
 --------------------------------------     ----------   -------------   ------------
 Pacific Gulf Business Park                  $ 6,800       $ 3,009       $    16
 1996 Industrial Acquisitions
    Eden Landing Commerce Park                 7,300         5,460            --
    Riverview Industrial Park                  6,442         5,281            66
    Bay San Marcos Industrial Center           4,678         2,942            32
    Escondido Business Center                 10,372         6,523            70
    Bell Ranch Industrial Park                 3,750         3,000            35
    North County Business Park                 6,350         3,169            35
    San Marcos Commerce Center                 2,710         1,871            20
    Pacific Park                               6,900         3,001            28
    La Mirada Business Center                  3,600         2,453            26
 Other 1996 Acquisitions
    Miramar Business Park                      7,242         7,242           181
    Raintree Apartments                        6,259         4,511           113
 1997 Industrial Acquisitions
    Algona Warehouse                           9,450         7,640           191
    Harbor Business Park/Harbor Warner        14,600        12,160           304
       Business Park
 Woodland Distribution Center                 12,875        10,923           273
 Senior Apartments
    Terrace Garden Apartments                 10,000         7,950           199
    Morning View Apartments                   15,000        10,109           253
 AEW/Lincoln Properties                       67,308        53,512         1,784
 Concord Industrial Park                       7,645         6,051           202
 Eden Plaza/Eden Industrial                   19,000        15,200           507

                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)
                (IN THOUSANDS, EXCEPT PER SHARE DATA)(continued)


NOTE 2 - PRO FORMA ADJUSTMENTS (continued)

                                             Purchase     Depreciable   Depreciation
 Property Name                                Price          Basis        Expense
 -----------------------------------------------------------------------------------
Industrial Portfolio Acquisition Properties
  Tower Park                                   8,900        7,120          237
  611 Cerritos                                 6,100        4,880          122
  Acacia Business Center                       9,900        7,920          264
  Valley View Business Center                 14,100       11,280          282
                                                                        ------
                                                                        $5,240
                                                                        ======

(P) Interest expense of $10,554 relating to the purchase of Pacific Gulf Business Park, the 1996 Industrial Acquisitions, the Other 1996 Acquisitions, the 1997 Industrial Acquisitions, Woodland Distribution Center, the Development Properties, the Senior Apartments, the AEW/Lincoln Properties, Concord Industrial Park and Eden Plaza/Eden Industrial, less reduction of interest expense resulting from the Tenant Sale of $567 (the actual interest relating to the Tenant Sale during the year ended December 31, 1996). Interest expense associated with the borrowings used to finance the purchase of these properties for the period prior to these acquisitions is based on the actual interest rates on the related debt, as follows:

                                                                          Pro Forma
                                                           Interest       Interest
Property Name                              Debt              Rate          Expense
--------------------------------------   -----------     -----------    ------------
Pacific Gulf Business Park
      Loan payable                       $ 8,000             7.30%       $   124
1996 Industrial Acquisitions
    Acquisition facility                  19,475             7.50%           997
Other 1996 Acquisitions
    Miramar Business Park
       Revolving line of credit            7,100             7.13%           370
    Raintree Apartments
       Revolving line of credit            6,200             8.40%           437
Woodland Distribution Center
     Revolving line of credit             12,483             8.50%         1,061
Senior Apartments
    Terrace Garden Apartments
       Loan payable                        8,100             6.60%           535

                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)
                (IN THOUSANDS, EXCEPT PER SHARE DATA)(continued)


NOTE 2 - PRO FORMA ADJUSTMENTS (continued)

                                                                         Pro Forma
                                                              Interest   Interest
Property Name                                       Debt        Rate      Expense
----------------------------------------------   ----------   ---------   -----------
    Morning View Apartments
       Loan payable                               11,000        6.60%       726
AEW/Lincoln Properties
    Revolving line of credit                      12,000        7.25%       870
    Acquisition facility                          41,625        7.50%     3,121
Concord Industrial Park
    Loan payable                                   4,625        8.50%       393
    Revolving line of credit                       2,870        9.00%       258
Eden Plaza/Eden Industrial
    Loan payable                                  12,000        7.05%       846
    Acquisition facility                           3,977        7.63%       302
Industrial Portfolio Acquisition Properties
    Loan payable                                   4,448        8.38%       373
Amortization of Financing Costs                                             141
                                                                         -------
                                                                         $10,554
                                                                         =======

        The interest expense on the Company's revolving line of credit borrowings and on borrowings under the Company's Acquisition Facility is calculated for the period indicated at an interest rate of LIBOR + 1.75% and LIBOR + 2.0%, respectively. The interest rates reflected above represent the actual rates on the date of the borrowings. A 0.125% change in the interest rate on all of the Company's variable rate indebtedness would increase the Company's pro forma interest expense by $99 for the nine months ended September 30, 1997 and $132 for the year ended December 31, 1996.

(Q) Reduction in interest expense, resulting from the exchange of the Debentures into 2,440,002 shares of the Company's Common Stock as of the beginning of the period presented (including the related amortization of debenture discount and costs of $417 for the year ended December 31,
        1996).

                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)
                (IN THOUSANDS, EXCEPT PER SHARE DATA)(continued)


NOTE 2 - PRO FORMA ADJUSTMENTS (continued)

(R) Revenues and certain expenses of the industrial properties comprising the Probable Acquisitions, for the period prior to their acquisition by the Company (adjusted to reflect increased property taxes based on the properties' acquisition cost and current property tax rates):


                                     Nine Months Ended September 30, 1997
                      ------------------------------------------------------------------
                      California
                       Commerce   Bradshaw   Horn Road   Fullerton    Norwood
                        Parks     Business    Business    Business   Industrial
                      Portfolio    Centre     Complex     Center       Parks      Total
                      ----------  ---------  ---------   ---------  -----------  ------
Rental income           $ 5,217    $  861      $  645      $  446      $  456    $7,625
Rental property
expenses                  2,067       208         269         131         144     2,819
                         ------    ------      ------      ------      ------    ------
                         $3,150    $  653      $  376      $  315      $  312    $4,806
                         ======    ======      ======      ======      ======    ======

                                        Year Ended December 31, 1996
                      ------------------------------------------------------------------
                      California
                       Commerce   Bradshaw   Horn Road   Fullerton    Norwood
                        Parks     Business    Business    Business   Industrial
                      Portfolio    Centre     Complex     Center       Parks      Total
                      ----------  ---------  ---------   ---------  -----------  ------
Rental income            $6,693     $1,146      $  850      $  545      $  598   $9,832
Rental property
expenses                  2,762        287         370         196         214    3,829
                         ------     ------      ------      ------      ------   ------

                         $3,931     $  859      $  480      $  349      $  384   $6,003
                         ======     ======      ======      ======      ======   ======

(S) Depreciation expense relating to the purchase of the Probable Acquisitions for the period prior to their acquisition, was calculated utilizing estimated remaining useful lives and the depreciable basis of the properties as follows:

                                                        Pro Forma Depreciation Expense
                                                        ------------------------------
                                                          Nine Months
                                                             Ended       Year Ended
                                 Purchase   Depreciable  September 30,  December 31,
Property Name                      Price        Basis         1997          1996
-----------------------------  ----------  ------------  ------------  --------------
California Commerce Parks
    Portfolio                    $ 57,600    $ 46,080     $    864      $  1,152
Bradshaw Business Centre            8,700       6,960          131           174
Horn Road Business Complex          9,500       7,600          143           190
Fullerton Business Center           5,500       4,400           83           110
Norwood Industrial Parks            4,700       3,760           71            94
                                                           --------      --------
                                                           $  1,292      $  1,720
                                                           ========      ========


                                      -26

                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)
                (IN THOUSANDS, EXCEPT PER SHARE DATA)(continued)


NOTE 2 - PRO FORMA ADJUSTMENTS (continued)

(T) Interest expense relating to the purchase of the Probable Acquisitions. The interest expense associated with the borrowings used to finance the purchase of these properties for the period prior to these acquisitions is based on the actual interest rate on the related debt, as follows:

                                                           Pro Forma Interest Expense
                                                          -----------------------------
                                                           Nine Months
                                                              Ended       Year Ended
                                                Interest  September 30,  December 31,
 Property Name                          Debt      Rate         1997          1996
 ------------------------------------- -------  --------  -------------  --------------
 California Commerce Parks Portfolio
     Revolving Line of Credit          $ 24,002     7.63%   $     1,373   $     1,830
 Horn Road Business Complex
     Loan Payable                         2,890     7.95%           175           233
                                                            ------------  -----------

                                                            $     1,548   $     2,063
                                                            ===========   ===========

(U) Represents the preferred stock dividend requirements of $0.425 per share per quarter related to the issuance of 1,081,081 shares of $.01 par value Class A Preferred Stock and 705,883 shares of $.01 par value Class B Preferred Stock to fund the Probable Acquisitions. The Company is obligated to issue such shares prior to January 1, 1998 (see Note G).

(V) Excludes the effect of a $74 nonrecurring gain from the sale of land and buildings comprising the Tenant Sale in August 1996.

(W) Represents the weighted average of common shares and common stock equivalents outstanding during the period indicated. Common Stock equivalents include stock options which are considered dilutive for purposes of computing primary earnings per common share. Pro forma weighted average common shares include 2,435,581 shares of Common Stock issued by the Company in conjunction with its May 1996 Common Stock Offering, 2,440,002 shares of Common Stock issued as part of the Debenture-for-Stock Exchange, 2,300,000 shares issued as part of the January 1997 Common Stock Offering, 2,131,700 shares issued as part of the June 1997 Common Stock Offering and 4,776,300 shares (including 526,300 shares pursuant to the underwriter's exercise of the Over-Allotment Option) issued as part of the November 1997 Common Stock Offering.

                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)
                (IN THOUSANDS, EXCEPT PER SHARE DATA)(continued)


NOTE 2 - PRO FORMA ADJUSTMENTS (continued)

(X) Excludes the effect of the loss of $3,596 on the December 31, 1996 Debenture-for-Stock Exchange resulting from the issuance of 180,956 excess common shares at $19.875 per share (the closing price per share on December 26, 1996, the date of the exchange). These shares represent the additional shares issued at the exchange rate of 58 shares of Common Stock per each $1 principal amount of Debentures, representing 4.3014 additional shares over the original conversion rate of 53.6986 shares.

(Y) Excludes the effect of a $111 nonrecurring loss on the sale of the Company's corporate headquarters during the second quarter of 1997.

                            Report of Independent Auditors


To the Shareholders and Board of Directors
Pacific Gulf Properties Inc.

We have audited the accompanying combined statement of revenues and certain expenses of Sacramento Business Park, Anaheim Business Park, Santa Clara Business Park and Sunnyvale Business Park, four commercial properties to be acquired by Pacific Gulf Properties Inc. from KIP Properties (collectively referred to as the "California Commerce Parks Portfolio") for the year ended December 31, 1996. The statement is the responsibility of management. Our responsibility is to express an opinion on the statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a Form 8-K filing) as described in Note 2 to the combined statement and is not intended to be a complete presentation of the revenues and expenses of the California Commerce Parks Portfolio.

In our opinion, the statement referred to above presents fairly, in all material respects, the combined revenues and certain expenses, as defined above, of the California Commerce Parks Portfolio for the year ended December 31, 1996, in conformity with generally accepted accounting principles.


                                                           \S\ ERNST & YOUNG LLP

Newport Beach, California
December 10, 1997

                          CALIFORNIA COMMERCE PARKS PORTFOLIO

                  Combined Statement of Revenues and Certain Expenses


                                                                         Nine Months
                                                                            Ended
                                                          Year Ended     September 30,
                                                          December 31,       1997
                                                             1996        (Unaudited)
                                                         -------------  --------------
REVENUES
Rental and other income (Notes 2 and 3)                  $   6,693,000   $   5,217,000

CERTAIN EXPENSES
Property operating and maintenance (Note 2)                  2,060,000       1,518,000
Real estate taxes                                              235,000         164,000
Management fees (Note 4)                                       300,000         234,000
                                                         -------------   -------------

REVENUES IN EXCESS OF CERTAIN EXPENSES                   $   4,098,000   $   3,301,000
                                                         =============   =============


See accompanying notes.

                          CALIFORNIA COMMERCE PARKS PORTFOLIO

             Notes to Combined Statement of Revenues and Certain Expenses

                     For the Year Ended December 31, 1996 and the
                   Nine Months Ended September 30, 1997 (Unaudited)


1. DESCRIPTION OF THE TRANSACTION

Pacific Gulf Properties Inc. (the "Company") has contracted to acquire Sacramento Business Park, Anaheim Business Park, Santa Clara Business Park and Sunnyvale Business Park, four commercial properties containing over 733,000 square feet of industrial space located in California (the "California Commerce Parks Portfolio"). The Company has entered into an agreement to acquire the California Commerce Parks Portfolio from KIP Properties, a real estate investor.

2. BASIS OF PRESENTATION

The combined statement of revenues and certain expenses presents the operations of the California Commerce Parks Portfolio, as defined above, for the year ended December 31, 1996 and for the nine months ended September 30, 1997 (unaudited). The combined statement has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a Form 8-K filing).

Certain expenses that are dependent on the property owner and the cost basis of the California Commerce Parks Portfolio have been excluded from the combined statement. The excluded expenses consist primarily of depreciation, interest, and loan fee amortization. Consequently, the revenues in excess of certain expenses as presented in the combined statement are not intended to be a complete presentation of the California Commerce Parks Portfolio's revenues and expenses nor is it intended to be comparable to the proposed future operations of the California Commerce Parks Portfolio.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

The California Commerce Parks Portfolio is generally leased to tenants with lease terms which exceed one year and are accounted for as operating leases. Revenues from leases are recognized on a straight-line basis over the term of the related leases. Cost recoveries from tenants are recognized as income in the period the related costs are accrued.

                       CALIFORNIA COMMERCE PARKS PORTFOLIO

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Capitalization Policy

Recurring repair and maintenance costs are expensed as incurred. Replacements and betterments are capitalized and depreciated over their useful lives.

Use of Estimates

The preparation of the combined statement in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined statement. Actual results could differ from these estimates in the near term.

4. MANAGEMENT FEES

The California Commerce Parks Portfolio is managed by R&B Commercial Real Estate Services. Management fees are 4.5% of total income, as defined. For the year ended December 31, 1996 and the nine months ended September 30, 1997, the properties incurred $300,000 and $234,000, respectively, in management fees.

R&B Commercial Real Estate Services' role as the property manager of the California Commerce Parks Portfolio will terminate upon the Company's acquisition of the portfolio of the Company.

5. FUTURE MINIMUM LEASE PAYMENTS

The California Commerce Parks Portfolio is leased to tenants under leases which expire at various dates and contain provisions for rent increases based on cost of living indices. Certain leases also contain renewal options. The minimum future lease payments to be received under the terms of these operating leases for each of the next five years ending December 31, are as follows:

         1997                          $   6,808,000
         1998                              5,726,000
         1999                              3,255,000
         2000                              1,526,000
         2001                                467,000
         2002 and thereafter                 393,000